Registration No. 333-_____

As filed with the Securities and Exchange Commission on August 14, 2009

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

       Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

MAKO Surgical Corp.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	20-1901148 (I.R.S. Employer Identification No.)

2555 Davie Road

Fort Lauderdale, FL 33317

(954) 927-2044

(Address, including zip code, and telephone number,

including area code, of registrant’s principal executive offices)

Maurice R. Ferré, M.D.

President and Chief Executive Officer

MAKO Surgical Corp.

2555 Davie Road

Fort Lauderdale, FL 33317

(954) 927-2044

(Name, address, including zip code, and telephone number,
including area code, of agent for service)

with a copy to: Jay O. Rothman Foley & Lardner LLP 777 East Wisconsin Avenue Milwaukee, Wisconsin 53202-5306 (414) 271-2400

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ 333-159302

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒	Smaller reporting company ☐

(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered/ Proposed maximum offering price per unit/ Proposed maximum offering price (1)	Amount of registration fee
Debt Securities
Common Stock, $.001 par value	$10,000,000	$558
Preferred Stock, $.001 par value
Warrants
Stock Purchase Contracts
Stock Purchase Units
(1)

Estimated for purposes of calculating the registration fee pursuant to Rule 457(o). Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities or that are issued in units. This registration statement also covers delayed delivery contracts that may be issued by the Registrant under which the party purchasing such contracts may be required to purchase debt securities, common stock or preferred stock. Such contracts may be issued together with the specific securities to which they relate. In addition, securities registered hereunder may be sold either separately or as units comprised of more than one type of security registered hereunder.

This Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) under the Securities Act of 1933.

EXPLANATORY NOTE

This Registration Statement is being filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and General Instruction IV of Form S-3. This Registration Statement relates to the shelf registration statement on Form S-3 (File Number 333-159302) (the “Prior Registration Statement”) declared effective on May 26, 2009 by the Commission, and is being filed for the purpose of registering up to $10,000,000 additional aggregate dollar amount of the Registrant’s debt securities, common stock, preferred stock, warrants, stock purchase contracts and stock purchase units in one or more offerings, in amounts, at prices and on terms that the Registrant will determine at the time of the offering and which will be set forth in a prospectus supplement, which may also add, update or change information contained herein. The Registrant hereby incorporates by reference into this Registration Statement on Form S-3 in its entirety the Prior Registration Statement, including each of the documents filed by the Registrant with the Commission and incorporated or deemed to be incorporated by reference therein and all exhibits thereto.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Lauderdale, State of Florida, on this 13th day of August, 2009.

MAKO SURGICAL CORP.

By:	/s/ Maurice R. Ferré, M.D.
Maurice R. Ferré, M.D. President, Chief Executive Officer and Chairman of the Board

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated below on August 13, 2009.

Signature	Title

/s/ Maurice R. Ferré	President, Chief Executive Officer and Chairman of the Board
Maurice R. Ferré, M.D.	(Principal Executive Officer)

/s/ Fritz L. LaPorte	Senior Vice President of Finance and Administration,
Fritz L. LaPorte	Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)

*	Director
S. Morry Blumenfeld, Ph.D.

*	Director
Marcelo G. Chao

*	Director
Christopher C. Dewey

*	Director
Charles W. Federico

*	Director
John G. Freund, M.D.

S-1

*	Director
Frederic H. Moll, M.D.

*	Director
William D. Pruitt

*	Director
John J. Savarese, M.D.

*By:	/s/ Maurice R. Ferré
Maurice R. Ferré, M.D. Attorney-in-Fact

S-2

EXHIBIT INDEX

Exhibit Number	Document Description

(5.1)	Opinion of Foley & Lardner LLP (including consent of counsel).
(23.1)	Consent of Ernst & Young LLP.
(23.2)	Consent of Foley & Lardner LLP (filed as part of Exhibit (5.1)).
(24.1) †	Powers of Attorney (incorporated by reference to MAKO Surgical Corp.’s Registration Statement on Form S-3 (Reg. No. 333-159302)).

__________________

†	Previously filed.